Exhibit 10.1

                      EXTENSION AND MODIFICATION AGREEMENT

     EXTENSION AND MODIFICATION AGREEMENT made this 10th day of October, 2001 by and between VASOMEDICAL, INC., a Delaware corporation (hereinafter the "Company") and JOHN C. K. HUI, an individual residing at 7 Braemer Road, East Setauket, New York 11733 (hereinafter "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into an Employment Agreement dated February 1, 1995 and an Extension and Modification Agreement dated March 12, 1998 (hereinafter collectively the "Employment Agreement"); and

     WHEREAS,   the  Company  and  Employee  desire  to  amend  said  Employment
Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Paragraph "3" of the Employment Agreement is hereby deleted in its entirety, and in its place and stead shall be the following:

          "3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of the Agreement shall be for a three (3) year period of employment commencing February 1, 2002 and ending January 31, 2005."

     2. Paragraphs "4(a)" and "4(c)" of the Employment Agreement are hereby deleted in their entirety and in their place and stead shall be the following:

          "4(a)Employee  shall be paid a minimum per annum base salary  equal to
               $150,000, such base salary to be payable in equal periodic installments in accordance with the Company's regular payroll procedures for its executive employees. Employee's per annum base salary may be increased based upon merit and increased responsibilities as determined by the Company's Board of Directors consistent with its salary administration guidelines."

          "4(c)Employee  shall be eligible to  participate  in the  Company's
               Management Incentive Plan, as determined from time to time, which, at the discretion of the Company's Board of Directors, may reward Employee in the form of cash bonuses and/or the granting of stock options."

     3. The aforesaid Employment Agreement in all other respects is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Extension and Modification Agreement as of the day and year first above written.

                                        VASOMEDICAL, INC.

                                        By:  /s/ Abraham E. Cohen
                                        ----------------------------
                                        Abraham E. Cohen
                                        Chairman of the Board


                                        /s/ John C.K Hui
                                        ----------------------------
                                        John C. K. Hui
                                        Employee